Exhibit 19(b)

SECTION 906 CERTIFICATION

I, Ann M. Carpenter, President and Principal Executive Officer, and I, Chad C. Hallett, Treasurer and Principal Financial Officer, of The Select Sector SPDR® Trust (the “Trust”) each certify that:

1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ann M. Carpenter
Ann M. Carpenter
President and Principal Executive Officer

Date:	January 30, 2026

By:	/s/ Chad C. Hallett
Chad C. Hallett
Treasurer and Principal Financial Officer

Date: January 30, 2026